UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Sculptor Diversified Real Estate Income Trust, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box)

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SECOND SUPPLEMENTAL INFORMATION TO THE PROXY STATEMENT FOR THE
SCULPTOR DIVERSIFIED REAL ESTATE INCOME TRUST, INC.
2026 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 25, 2026

Sculptor Diversified Real Estate Income Trust, Inc. (the “Company”) is filing this second supplement (this “Second Supplement”) to its definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 29, 2026 (as supplemented by the supplement filed on May 6, 2026, the “Proxy Statement”) in connection with the Company’s 2026 annual meeting of stockholders to be held on June 25, 2026 at 10:00 a.m., Eastern Time (the “Annual Meeting”), which will be conducted via live webcast at http://www.virtualshareholdermeeting.com/SDREIT2026.

This Second Supplement is being filed to update information contained in the Proxy Statement in connection with the resignation of Ellen Conti as Chief Financial Officer, Treasurer and member of the board of directors (the “Board”) of the Company, the appointment of Anthony Boni as Chief Financial Officer, Treasurer and member of the Board, the nomination of Mr. Boni as a substitute nominee for election as a director at the Annual Meeting in lieu of Ms. Conti, the resignation of Scott Ciccone as Chief Accounting Officer of the Company and the election of Christine Yap as Chief Accounting Officer of the Company, each effective as of May 15, 2026.

You should read the entire Proxy Statement and this Second Supplement (which contains important information that supplements and updates the Proxy Statement) carefully before voting your shares. Except as expressly set forth in this Second Supplement, all other information contained in the Proxy Statement remains unchanged. This Second Supplement should be read in conjunction with the Proxy Statement. Capitalized terms used but not otherwise defined in this Second Supplement have the meanings assigned to them in the Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 25, 2026:
The Proxy Statement, this Second Supplement, the revised proxy card and the Company’s 2025 Annual Report to stockholders are also available at www.proxyvote.com, and can be accessed by using the control number and following the instructions located on the enclosed proxy card.

Proposal 1 — Election of Directors
The following information supplements and updates the section of the Proxy Statement captioned ‘Proposal 1 — Election of Directors.’
On May 12, 2026, Ellen Conti notified the Company of her resignation as Chief Financial Officer and Treasurer and as a member of the Board, effective as of May 15, 2026. Ms. Conti’s resignation was not due to any disagreement with the Company, its adviser, Sculptor Capital Management, Inc. (together with its affiliates, “Sculptor”) or any of their affiliates. Following Ms. Conti’s resignation, on May 15, 2026, the Board appointed Anthony Boni to serve as the Company’s Chief Financial Officer and Treasurer and as a member of the Board, filling the vacancy resulting from Ms. Conti’s resignation, to serve until his successor is elected and qualifies or until his earlier death, resignation or removal.

Substitute Nominee for Election as Director
In light of Ms. Conti’s resignation, she will not stand for election as a director at the Annual Meeting. The Nominating and Corporate Governance Committee has reviewed Mr. Boni’s qualifications and recommended Mr. Boni as a candidate to fill the vacancy on the Board. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated Mr. Boni as a substitute nominee for election as a director at the Annual Meeting in lieu of Ms. Conti, to hold office until the 2027 annual meeting of stockholders and until his successor is elected and qualifies or until his earlier death, resignation or removal. Mr. Boni has consented to be named in this Second Supplement and to serve as a director if elected.

As stated in the Proxy Statement, if any nominee should decline or be unable to act as a director, the individuals designated in the proxy cards as proxies will exercise the discretionary authority provided to vote for the election of such substitute nominee selected by the Board. The Board has nominated Mr. Boni as a substitute nominee in place of Ms. Conti. The Company has updated its proxy card to reflect this substitution of nominees. However, the proxy card distributed with the Proxy Statement remains valid and stockholders who have already returned their proxy card or provided voting instructions do not need to take any action unless they want to change or revoke their voting instructions. See “Voting Information Update” below for additional information.

The names, ages as of the date of this Second Supplement and existing positions with us of the nominees for election as directors at the Annual Meeting, as updated by this Second Supplement, are as follows:

Name	Age	Position
Steven Orbuch	59	Chairman of the Board and Chief Executive Officer
Nicholas Hecker	49	President and Director
Anthony Boni	43	Chief Financial Officer, Treasurer and Director
John Jenks	66	Independent Director
Jonathan G. Geanakos	64	Independent Director
Kristi Jackson	58	Independent Director
Robert Winston	64	Independent Director

Anthony Boni is the Chief Financial Officer, Treasurer and a Director of the Company, positions he has held since May 2026. Mr. Boni is the Managing Director, Director of Fund Accounting for Sculptor, a position he has held since December 2024. In this role, he oversees Sculptor’s fund administration, valuations, fund accounting, financial reporting and regulatory reporting. Prior to his current role, Mr. Boni was Director of Fund Accounting at Tilden Park Capital Management from March 2024 to December 2024. He began working for Sculptor in 2014 as a Financial Reporting Accountant. From December 2021 through November 2023, Mr. Boni was Managing Director, Senior Controller and Head of Hedge Fund Accounting at Sculptor. Thereafter, from November 2023 through March 2024, he was Managing Director, Director of Fund Accounting for Sculptor. Mr. Boni holds a Bachelor of Business Administration in Accounting from Hofstra University. He is a Certified Public Accountant licensed in the State of New York.
Mr. Boni is a valuable member of our Board of Directors because of his vast accounting and finance experience.

Anthony Boni Chief Financial Officer, Treasurer and Director

VOTE

Our Board of Directors unanimously recommends that you vote "FOR" the election of each of the Director nominees reflected in our Proxy Statement as updated by this Second Supplement and which now include Anthony Boni as substitute nominee in place of Ellen Conti.

The Board of Directors and Committees

Board of Directors Composition
In connection with Ms. Conti’s resignation and Mr. Boni’s appointment, the references in the Proxy Statement to the composition of the Board are hereby updated. The Board has seven members and is currently composed of Messrs. Orbuch, Hecker, Boni, Geanakos, Jenks and Winston and Ms. Jackson. Mr. Boni, like Ms. Conti before him, is an employee of Sculptor and is not considered independent under such standards.
Executive and Senior Officers
The section of the Proxy Statement captioned “Executive and Senior Officers” is hereby supplemented to reflect that, effective as of May 15, 2026, (a) Anthony Boni has been appointed as the Company’s Chief Financial Officer and Treasurer and as a member of the Board, replacing Ellen Conti, and (b) Christine Yap has been elected as the Company’s Chief Accounting Officer, replacing Scott Ciccone. On May 12, 2026, Scott Ciccone notified the Company of his resignation as Chief Accounting Officer of the Company, effective as of May 15, 2026. Mr. Ciccone’s resignation was not due to any disagreement with the Company, Sculptor, or any of their affiliates. Following Mr. Ciccone’s resignation, on May 15, 2026, the Board elected Christine Yap to serve as the Company’s Chief Accounting Officer, to serve in such capacity until her successor is elected and qualifies or until her earlier death, resignation or removal.

Name	Age	Position
Anthony Boni	43	Chief Financial Officer, Treasurer and Director
Christine Yap	55	Chief Accounting Officer

Biographical information for Mr. Boni is provided above under 'Proposal 1 — Election of Directors — Substitute Nominee for Election as Director.'

Christine Yap is the Chief Accounting Officer of the Company, a position she has held since May 2026. Ms. Yap is a Director, Senior Controller for Sculptor. Ms. Yap has been with Sculptor since September 2024. Prior to joining Sculptor, she was a Managing Director at CION Investments from 2013 to 2024. Ms. Yap holds a Bachelor of Science in Accounting from Meredith College and a Master of Science in Accounting from the University of Rhode Island. Ms. Yap is a Certified Public Accountant licensed in the State of New York.

Christine Yap Chief Accounting Officer

There are no family relationships between Mr. Boni and any director or executive officer of the Company, and there are no transactions between Mr. Boni and the Company that would be required to be reported under Item 404(a) of Regulation S-K. Mr. Boni was not appointed pursuant to any arrangement or understanding between Mr. Boni and any other person.

There are no family relationships between Ms. Yap and any director or executive officer of the Company, and there are no transactions between Ms. Yap and the Company that would be required to be reported under Item 404(a) of Regulation S-K. Ms. Yap was not elected pursuant to any arrangement or understanding between Ms. Yap and any other person.

Compensation of Directors and Executive Officers
Executive Officer Compensation
The section of the Proxy Statement captioned “Compensation of Directors and Executive Officers—Executive Officer Compensation” is hereby supplemented as follows.
As disclosed in the Proxy Statement, the Company is externally managed and its executive officers serve as officers of the Adviser and are employees of the Adviser or one or more of its affiliates. The Company’s executive officers, including Mr. Boni and Ms. Yap, do not receive any cash compensation from the Company or any of its subsidiaries for serving as executive officers of the Company but, instead, receive compensation from Sculptor.

Director Compensation
The following information supplements the Director Compensation table in the Proxy Statement. Mr. Boni is an affiliated director and, like Ms. Conti before him, does not receive compensation for his service on the Board. All references to Ms. Conti in the Director Compensation table in the Proxy Statement should be read as applying to her service during the period indicated.

Security Ownership of Certain Beneficial Owners and Management
The following table supplements the Security Ownership of Certain Beneficial Owners and Management table set forth in the Proxy Statement (as corrected by the supplement filed on May 6, 2026). This table shows how many shares of common stock of the Company each of the Company’s substitute director nominee and new executive officer beneficially owned as of April 21, 2026, including shares they had the right to acquire within 60 days of that date. Beneficial ownership is determined in accordance with the rules of the SEC. The address for each of the persons named below is in care of the Company’s principal executive offices at 9 West 57th Street, 40th Floor, New York, NY 10019.

Name of Beneficial Owner	Number of Shares Beneficially Owned (#)	Percent of Shares Beneficially Owned (%)

Directors and Named Executive Officers:
Anthony Boni	—
Christine Yap	—

Transactions with Related Persons and Certain Control Persons
Indemnification Agreements with Directors and Officers
The section of the Proxy Statement captioned ‘Transactions with Related Persons and Certain Control Persons—Indemnification Agreements with Directors and Officers’ is hereby supplemented by the following disclosure.
In connection with their respective appointments, Mr. Boni and Ms. Yap each entered into an indemnification agreement (the “Indemnification Agreement”) with the Company, effective as of May 15, 2026, consistent with the form of indemnification agreement that is entered into between each director and executive officer of the Company. Pursuant to the terms of the Indemnification Agreements, the Company will indemnify and advance expenses and costs incurred by Mr. Boni and Ms. Yap in connection with any claims, suits or proceedings brought against them as a result of their service. However, our indemnification obligation is subject to the limitations set forth in the indemnification agreements and in our charter.

General Information About the Annual Meeting and Voting
Voting Information Update
The following information supplements and updates the section of the Proxy Statement captioned ‘General Information About the Annual Meeting and Voting.’

As discussed above under “Proposal 1 — Election of Directors — Substitute Nominee for Election as Director,” the Board has nominated Mr. Boni to be a substitute nominee for election at the Annual Meeting in place of Ms. Conti.

The proxy card distributed with the Proxy Statement remains valid. Stockholders who have already returned their proxy card or provided voting instructions do not need to take any action unless they want to change or revoke their voting instructions. Pursuant to the discretionary voting authority granted to the proxy holders, any shares represented at the Annual Meeting by the original proxy card or voting instructions will be voted with respect to the election of Mr. Boni, as substitute nominee for Ms. Conti, as a director. See the chart below for additional information.

If you have already voted …	If you have not yet voted …
No need to vote again unless you want to change or revoke your voting instructions. The proxy holders will use their discretion to vote as follows: any vote with respect to Ms. Conti will be voted in the same manner (For, Against or Abstain) for Mr. Boni as the substitute nominee in place of Ms. Conti.	Use the revised proxy card or voting instruction form to submit your vote before the applicable voting deadline. The Company has updated its proxy card to reflect the substitution of nominees. We recommend that you use the revised proxy card distributed with this Second Supplement to vote your shares. Any vote will be voted in accordance with your voting instructions.
If you vote again using the revised proxy card distributed with this Second Supplement, or if you vote again over the internet or by telephone, you will revoke your prior voting instructions and any vote will be voted in accordance with your updated voting instructions.	Votes submitted using the original proxy card will be valid. If you vote using the original proxy card instead of the revised one, the proxy holders will use their discretion to vote as follows: any vote with respect to Ms. Conti will be voted in the same manner (For, Against or Abstain) for Mr. Boni as the substitute nominee in place of Ms. Conti.

If you sign and return your proxy card or vote without giving specific voting instructions, the proxies named in the revised proxy card will vote your shares by following the Board’s recommendations, as applicable.

In addition, please note that the original proxy card designated Julie Siegel and Ellen Conti as your proxies and attorneys-in-fact. Because Ms. Conti has resigned, the revised proxy card designates Julie Siegel and Anthony Boni as your proxies and attorneys-in-fact, each with full power of substitution.

Your vote is important to us! Please vote as soon as possible even if you plan to attend the Annual Meeting. Thank you for your interest in and support of Sculptor Diversified Real Estate Income Trust, Inc.

Sculptor

SCULPTOR DIVERSIFIED REAL ESTATE INCOME TRUST, INC.
OFFICE OF THE SECRETARY
9 WEST 57TH ST, 40TH FLOOR
NEW YORK, NY 10019

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SDREIT2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T01018-Z93053-Z93052

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SCULPTOR DIVERSIFIED REAL ESTATE INCOME TRUST, INC.

The Board of Directors recommends a vote FOR THE SEVEN DIRECTOR NOMINEES LISTED BELOW.

1. Elect seven director nominees listed in the Proxy Statement

Nominees:	**For**	**Against**	**Abstain**
1a. Steven Orbuch	☐	☐	☐
1b. Nicholas Hecker	☐	☐	☐
1c. Anthony Boni	☐	☐	☐
1d. John Jenks	☐	☐	☐
1e. Jonathan G. Geanakos	☐	☐	☐
1f. Kristi Jackson	☐	☐	☐
1g. Robert Winston	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

T01019-Z93053-Z93052

SCULPTOR DIVERSIFIED REAL ESTATE INCOME TRUST, INC.
Annual Meeting of Stockholders
June 25, 2026 10:00 AM EDT
This proxy is solicited by the Board of Directors

The stockholder(s), on the reverse side of this proxy card, hereby appoint(s) Julie Siegel and Anthony Boni as proxies and attorneys-in-fact of the undersigned, with the full power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of stock of SCULPTOR DIVERSIFIED REAL ESTATE INCOME TRUST, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on June 25, 2026 at 10:00 AM EDT, via a live webcast at www.virtualshareholdermeeting.com/SDREIT2026, and at any adjournment or postponement thereof, with all powers which the stockholder(s) would possess if present at the Annual Meeting of Stockholders, (i) as designated by the stockholder(s) on the reverse side of this proxy card, and (ii) in the discretion of the proxies on any other matter that may properly come before the Annual Meeting of Stockholders or any postponement or adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. This proxy will be voted in the discretion of the proxy on any matter other than the proposal set forth on the reverse side of this proxy card that is properly brought before the Annual Meeting of Stockholders or any postponement or adjournment thereof.

Continued and to be signed on reverse side